Exhibit 10.1

1996 EQUITY PARTICIPATION PLAN
OF VIASAT, INC.

(As Amended and Restated Effective October 2, 2008)

ViaSat, Inc., a Delaware corporation, adopted The 1996 Equity Participation Plan of ViaSat, Inc. (the “Plan”), effective October 24, 1996, for the benefit of its eligible employees, consultants and directors. The Plan consists of two plans, one for the benefit of key Employees (as such term is defined below) and consultants and one for the benefit of Independent Directors (as such term is defined below). The following is an amendment and restatement of the Plan effective as of October 2, 2008, as further amended.

The purposes of this Plan are as follows:

(1) To provide an additional incentive for directors, key Employees and consultants to further the growth, development and financial success of ViaSat, Inc. (the “Company”) by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

(2) To enable the Company to obtain and retain the services of directors, key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE I.

DEFINITIONS

1.1  General.  Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

1.2  Award Limit.  “Award Limit” shall mean Five Hundred Thousand (500,000) shares of Common Stock with respect to Options or Stock Appreciation Rights granted under the Plan and One Hundred Fifty Thousand (150,000) shares of Common Stock with respect to awards of Restricted Stock, Performance Awards, Dividend Equivalents, Restricted Stock Units, or Stock Payments granted under the Plan; provided, however, that in connection with an individual’s initial service as an Employee, such limit will be Three Hundred Thousand (300,000) shares of Common Stock with respect to awards of Restricted Stock, Performance Awards, Dividend Equivalents, Restricted Stock Units or Stock Payments granted under the Plan. The maximum aggregate amount of cash that may be paid to an individual in cash during any fiscal year of the Company with respect to awards designated to be paid in cash shall be $1,000,000.

1.3  Board.  “Board” shall mean the Board of Directors of the Company.

1.4  Change in Control.  “Change in Control” shall mean a change in ownership or control of the Company effected through either of the following transactions:

(a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept; or

(b) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

1.5  Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.6  Committee.  “Committee” shall mean the Compensation Committee of the Board, or another committee of the Board, appointed as provided in Section 9.1.

1.7  Common Stock.  “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

1.8  Company.  “Company” shall mean ViaSat, Inc., a Delaware corporation.

1.9  Corporate Transaction.  “Corporate Transaction” shall mean any of the following stockholder-approved transactions to which the Company is a party:

(a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

(b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

(c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

1.10  Director.  “Director” shall mean a member of the Board.

1.11  Dividend Equivalent.  “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VII of this Plan.

1.12  Employee.  “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.13  Equity Restructuring.  “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding awards.

1.14  Exchange Act.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.15  Fair Market Value.  “Fair Market Value” of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading or quoted, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on such date, then on the next following date on which a trade occurs, or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the closing price of a share of Common Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee (or the Board, in the case of awards granted to Independent Directors) acting in good faith.”

1.16  Grantee.  “Grantee” shall mean an Employee, Director or consultant granted a Performance Award, Dividend Equivalent, Stock Payment or Stock Appreciation Right, or an award of Restricted Stock Units, under this Plan.

1.17  Incentive Stock Option.  “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

1.18  Independent Director.  “Independent Director” shall mean a member of the Board who is not an Employee of the Company.

1.19  Non-Qualified Stock Option.  “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

1.20  Option.  “Option” shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

1.21  Optionee.  “Optionee” shall mean an Employee, Director or consultant granted an Option under this Plan.

1.22  Performance Award.  “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VII of this Plan.

1.23  Plan.  “Plan” shall mean The 1996 Equity Participation Plan of ViaSat, Inc.

1.24  QDRO.  “QDRO” shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.25  Restricted Stock.  “Restricted Stock” shall mean Common Stock awarded under Article VI of this Plan.

1.26  Restricted Stock Unit.  “Restricted Stock Unit” shall mean a right to receive Common Stock awarded under Article VII of this Plan.

1.27  Restricted Stockholder.  “Restricted Stockholder” shall mean an Employee, Director or consultant granted an award of Restricted Stock under Article VI of this Plan.

1.28  Rule 16b-3.  “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.29  Stock Appreciation Right.  “Stock Appreciation Right” shall mean a stock appreciation right granted under Article VIII of this Plan.

1.30  Stock Payment.  “Stock Payment” shall mean (i) a payment in the form of shares of Common Stock, or (ii) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a key Employee, Director or consultant in cash, awarded under Article VII of this Plan.

1.31  Subsidiary.  “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.32  Termination of Consultancy.  “Termination of Consultancy” shall mean the time when the engagement of an Optionee, Grantee or Restricted Stockholder as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the

Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

1.33  Termination of Directorship.  “Termination of Directorship” shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

1.34  Termination of Employment.  “Termination of Employment” shall mean the time when the employee-employer relationship between an Optionee, Grantee or Restricted Stockholder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee, Grantee or Restricted Stockholder by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1  Shares Subject to Plan.

(a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Restricted Stock Units, Stock Payments or Stock Appreciation Rights shall be Common Stock, initially shares of the Company’s Common Stock, par value $0.0001 per share. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed 12,600,000. The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

(b) Any shares subject to Options or Stock Appreciation Rights shall be counted against the numerical limit of Section 2.1(a) as one share for every share subject thereto. Any shares subject to awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Restricted Stock Units, or Stock Payments with a per share purchase price lower than 100% of Fair Market Value on the date of grant will be counted against the numerical limit of Section 2.1(a) as two shares for every one share subject thereto. To the extent that a share that was subject to an award that counted as two shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under Section 2.2, the Plan will be credited with two shares. To the extent that shares are delivered pursuant to the exercise of a Stock Appreciation Right, the number of underlying shares as to which the exercise related shall be counted against the Plan’s share limits set forth above, as opposed to only counting the shares actually issued. For example, if a Stock Appreciation Right relates to 100,000 shares and is exercised at a time when the payment due to the holder is 50,000 shares, 100,000 shares shall be charged against the Plan’s share limits with respect to such exercise.

(c) The maximum number of shares which may be subject to awards granted under the Plan to any individual in any fiscal year, and the maximum aggregate amount of cash that may be paid in cash during any fiscal year with respect to awards designated to be paid in cash, shall not exceed the applicable Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the Company stockholders approve an option exchange program whereby the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit. Furthermore, to the extent required by Section 162(m) of the Code, if, after grant of a Stock Appreciation Right, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Company’s Common Stock, the transaction is treated as a cancellation of the Stock Appreciation Right and a grant of a new Stock Appreciation Right and both the Stock Appreciation Right deemed to be canceled and the Stock Appreciation Right deemed to be granted are counted against the Award Limit.

2.2  Add-Back of Options and Other Rights.  If any Option, or other right to acquire shares of Common Stock under any other award under this Plan, expires or is canceled without having been fully exercised, or an award is settled in cash without the delivery of shares of Common Stock to the award holder, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration or cancellation may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options or other awards which are adjusted pursuant to Section 10.3 and become exercisable with respect to shares of stock of another corporation shall be considered canceled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any share of Restricted Stock is forfeited by the Restricted Stockholder or repurchased by the Company pursuant to Section 6.6 hereof, such share may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Any shares of Common Stock tendered or withheld to satisfy (a) the exercise price of an Option or (b) the tax withholding obligation pursuant to any award may not again be optioned, granted or awarded hereunder.

ARTICLE III.

GRANTING OF OPTIONS

3.1  Eligibility.  Any Employee or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 3.4(d).

3.2  Disqualification for Stock Ownership.  No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

3.3  Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee.

3.4  Granting of Options.

(a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

(i) Determine which Employees are key Employees and select from among the key Employees or consultants (including Employees or consultants who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or consultants;

(iii) Subject to Section 3.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) Upon the selection of a key Employee or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments or other rights which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award; provided, however, except as permitted under Section 10.3 of the Plan, no Option or Stock Appreciation Right shall, without stockholder approval, be (i) repriced, exchanged for an Option or Stock Appreciation Right with a lower price or otherwise modified where the effect would be to reduce the exercise price of the Option or Stock Appreciation Right; or (ii) exchanged for cash or an alternate award under the Plan.

(c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

(d) During the term of the Plan, each person who is an Independent Director as of the date of the consummation of the initial public offering of Common Stock automatically shall be granted (i) an Option to purchase Fifteen Thousand (15,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of such initial public offering and (ii) an Option to purchase Ten Thousand (10,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of each annual meeting of stockholders after such initial public offering at which directors are elected to the Board. During the term of the Plan, a person who is initially elected to the Board after the consummation of the initial public offering of Common Stock and who is an Independent Director at the time of such initial election automatically shall be granted (i) an Option to purchase Fifteen Thousand (15,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of such initial election and (ii) an Option to purchase Ten Thousand (10,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of each annual meeting of stockholders after such initial election at which directors are elected to the Board. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to clause (i) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, Options as described in clause (ii) of the preceding sentence.

ARTICLE IV.

TERMS OF OPTIONS

4.1  Option Agreement.  Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Independent Directors) shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.2  Option Price.  The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted and in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

4.3  Option Term.  The term of an Option shall be set by the Committee in its discretion; provided, however, that no Option shall have a term longer than six (6) years from the date the Option is granted and in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) the term may not exceed five (5) years from such date if the Incentive Stock Option is granted. Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

4.4  Option Vesting.

(a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, Options granted to Independent Directors shall become (i) exercisable in cumulative annual installments of 331/3% on each of the first, second and third anniversaries of the date of Option grant for grants made on the initial election of a Independent Director and (ii) fully exercisable on the one year anniversary of the date of Option grant for grants made on the date of each annual meeting after such initial election at which directors are elected to the Board, without variation or acceleration hereunder except as provided in Section 10.3(b). At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option (except an Option granted to an Independent Director) vests. The Committee may also provide that the vesting of an Option granted under the Plan which is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall occur upon the satisfaction of one or more performance goals based on the performance criteria set forth in Section 7.1.

(b) No portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee (or the Board, in the case of Options granted to Independent Directors) in the case of Options granted to Employees or consultants either in the Stock Option Agreement or by action of the Committee (or the Board, in the case of Options granted to Independent Directors) following the grant of the Option.

(c) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

4.5  Consideration.  In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Stock Option Agreement or by action of the Committee following grant of the Option) after the Option is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

ARTICLE V.

EXERCISE OF OPTIONS

5.1  Partial Exercise.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee (or the Board, in the case of Options granted to Independent Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

5.2  Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

(a) A written notice complying with the applicable rules established by the Committee (or the Board, in the case of Options granted to Independent Directors) stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

(b) Such representations and documents as the Committee (or the Board, in the case of Options granted to Independent Directors), in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and book entries and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee (or the Board, in the case of Options granted to Independent Directors), may in its discretion, (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Committee (or the Board, in the case of Options granted to Independent Directors) may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan or other extension of credit from the Company when or where such loan or other extension of credit is prohibited by law.

5.3  Conditions to Issuance of Shares.  The Company shall not be required to issue or deliver any certificate or certificates, or make any book entries, for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee (or Board, in the case of Options granted to Independent Directors) shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee (or Board, in the case of Options granted to Independent Directors) may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee (or the Board, in the case of Options granted to Independent Directors) or required by any applicable law, rule or regulation, the Company shall not deliver to any Optionee certificates evidencing shares of Common Stock issued in connection with any Option and instead such shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

5.4  Rights as Stockholders.  The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders or book entries evidencing such shares have been made by the Company.

5.5  Ownership and Transfer Restrictions.  The Committee (or Board, in the case of Options granted to Independent Directors), in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates or book entries evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates or book entries evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

5.6  Limitations on Exercise of Options Granted to Independent Directors.  No Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of twelve (12) months from the date of the Optionee’s death;

(b) The expiration of twelve (12) months from the date of the Optionee’s Termination of Directorship, Termination of Consultancy or Termination of Employment by reason of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

(c) The expiration of three (3) months from the last to occur of the Optionee’s Termination of Directorship, Termination of Consultancy or Termination of Employment, unless the Optionee dies within said three-month period; or

(d) The expiration of six (6) years from the date the Option was granted.

ARTICLE VI.

AWARD OF RESTRICTED STOCK

6.1  Award of Restricted Stock.

(a) The Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) may from time to time, in its absolute discretion:

(i) Select from among the key Employees, consultants or Independent Directors (including Employees, consultants or Independent Directors who have previously received other awards under this Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with this Plan.

(b) The Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c) Upon the selection of a key Employee, consultant or Independent Director to be awarded Restricted Stock, the Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

6.2  Restricted Stock Agreement.  Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the selected key Employee, consultant or Independent Director and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) shall determine, consistent with this Plan. The issuance of any shares of Restricted Stock shall be made subject to satisfaction of all provisions of Section 5.3.

6.3  Consideration.  As consideration for the issuance of Restricted Stock, in addition to payment of any purchase price, the Restricted Stockholder shall agree, in the written Restricted Stock Agreement, to remain in the employ of, to consult for, or to remain as an Independent Director of, as applicable, the Company or any Subsidiary for a period of at least one year after the Restricted Stock is issued (or such shorter period as may be fixed in the Restricted Stock Agreement or by action of the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) following grant of the Restricted Stock or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer on any Restricted Stockholder any right to continue in the employ of, as a consultant for or as an Independent Director of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Restricted Stockholder at any time for any reason whatsoever, with or without good cause.

6.4  Rights as Stockholders.  Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 6.7, the Restricted Stockholder shall have, unless otherwise provided by the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director), all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director), any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.5.

6.5  Restriction.  All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and vesting restrictions based on duration of employment with the Company, Company performance and individual performance; provided, further, that by action taken after the Restricted Stock is issued, the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. The Committee may also provide that the vesting of Restricted Stock granted under the Plan which is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall occur upon the satisfaction of one or more performance goals based on the performance criteria set forth in Section 7.1. Notwithstanding the foregoing, except as permitted under Section 10.3 of the Plan, shares of Restricted Stock will vest no more rapidly than ratably over a three (3) year period from the date of grant, unless the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) determines that the Restricted Stock award is to vest upon the achievement of one or more performance goals, in which case the period for measuring performance will be at least twelve (12) months. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.6  Repurchase or Forfeiture of Restricted Stock.  The Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) shall provide in the terms of each individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon a Termination of Employment, Termination of Consultancy or Termination of Directorship between the Restricted Stockholder and the Company, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that provision may be made that no such right of repurchase shall exist in the event of a Termination of Employment, Termination of Consultancy or Termination of Directorship without cause, or following a change in control of the Company or because of the Restricted Stockholder’s retirement, death or disability, or otherwise. Unless provided otherwise by the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director), if no cash consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder’s rights in unvested Restricted Stock shall lapse upon the last to occur of Termination of Employment, Termination of Consultancy or Termination of Directorship with the Company.

6.7  Escrow.  The Secretary of the Company or such other escrow holder as the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

6.8  Legend.  In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) shall cause a legend or legends to be placed on certificates or book entries representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE VII.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, RESTRICTED STOCK UNITS,
STOCK PAYMENTS

7.1  Performance Awards.  Any key Employee, consultant or Independent Director selected by the Committee (or the Board, in the case of an award to an Independent Director) may be granted one or more Performance Awards. The Committee shall select the performance criteria (and any permissible adjustments) for each Performance Award for purposes of establishing the performance goal or performance goals applicable to such Performance Award for the designated performance period. The performance criteria that shall be used to establish such performance goals shall be limited to the following: (a) net earnings (either before or after one or more of the following: (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization), (b) gross or net sales or revenue, (c) net income (either before or after taxes), (d) operating earnings or profit, (e) cash flow (including, but not limited to, operating cash flow and free cash flow), (f) return on assets, (g) return on capital, (h) return on stockholders’ equity, (i) return on sales, (j) gross or net profit or operating margin, (k) costs, (l) funds from operations, (m) expenses, (n) working capital, (o) earnings per share, or (p) price per share of the Common Stock, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators. The performance goals for a performance period shall be established in writing by the Committee (or the Board, in the case of an award to an Independent Director) based on one or more of the foregoing performance criteria, which goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. In making such determinations, the Committee (or the Board, in the case of an award to an Independent Director) shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee, consultant or Independent Director.

7.2  Dividend Equivalents.  Any key Employee, consultant or Independent Director selected by the Committee (or the Board, in the case of an award to an Independent Director) may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option, Stock Appreciation Right, Restricted Stock Unit or Performance Award is granted, and the date such Option, Stock Appreciation Right, Restricted Stock Unit or Performance Award is exercised, vests or expires, as determined by the Committee (or the Board, in the case of an award to an Independent Director). Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee (or the Board, in the case of an award to an Independent Director). Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

7.3  Stock Payments.  Any key Employee, consultant or Independent Director selected by the Committee (or the Board, in the case of an award to an Independent Director) may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee (or the Board, in the case of an award to an Independent Director) and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee (or the Board, in the case of an award to an Independent Director), determined on the date such Stock Payment is made or on any date thereafter. The Committee may provide that the vesting of Stock Payments granted under the Plan which are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall occur upon the satisfaction of one or more performance goals based on the performance criteria set forth in Section 7.1.

7.4  Restricted Stock Units.  Any key Employee, consultant or Independent Director selected by the Committee (or the Board, in the case of an award to an Independent Director) may be granted an award of Restricted Stock Units in the manner determined from time to time by the Committee. The number of shares subject to a Restricted Stock Unit award shall be determined by the Committee (or the Board, in the case of an award to an Independent Director). The Committee may provide that the vesting of Restricted Stock Units granted under the Plan which are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall occur upon the satisfaction of one or more performance goals based on the performance criteria set forth in Section 7.1. Common Stock underlying a Restricted Stock Unit award will not be issued until the Restricted Stock Unit award has vested. Unless otherwise provided by the Committee (or the Board, in the case of an award to an Independent Director), a Grantee of Restricted Stock Units shall have no rights as a Company stockholder with respect to the shares of Common Stock underlying such Restricted Stock Units until such time as the award has vested and such Common Stock underlying the award has been issued.

7.5  Performance Award Agreement, Dividend Equivalent Agreement, Restricted Stock Unit Agreement, Stock Payment Agreement.  Each Performance Award, Dividend Equivalent, award of Restricted Stock Units and/or Stock Payment shall be evidenced by a written agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of an award to an Independent Director) shall determine, consistent with this Plan.

7.6  Term.  The term of a Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment shall be set by the Committee (or the Board, in the case of an award to an Independent Director) in its discretion.

7.7  Exercise Upon Termination of Employment.  A Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment is exercisable or payable only while the Grantee is an Employee, consultant or Independent Director; provided that the Committee may (or the Board, in the case of an award to an Independent Director) determine that the Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment may be exercised or paid subsequent to Termination of Employment, Termination of Consultancy or Termination of Directorship without cause, or following a change in control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.

7.8  Payment on Exercise.  Payment of the amount determined under Section 7.1 or 7.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee (or the Board, in the case of an award to an Independent Director). To the extent any payment under this Article VII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.3.

7.9  Consideration.  As consideration for the issuance of a Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment, the Grantee shall agree, in a written agreement, to remain in the employ of, to consult for, or to remain as an Independent Director of, as applicable, the Company or any Subsidiary for a period of at least one year after such Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment is granted (or such shorter period as may be fixed in such agreement or by action of the Committee (or the Board, in the case of an award to an Independent Director) following such grant or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any agreement hereunder shall confer on any Grantee any right to continue in the employ of, as a consultant for or as an Independent Director of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

ARTICLE VIII.

STOCK APPRECIATION RIGHTS

8.1  Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any key Employee, consultant or Independent Director selected by the Committee (or the Board, in the case of an award to an Independent Director). A Stock Appreciation Right may be granted (i) in connection and simultaneously with the grant of an Option, (ii) with respect to a previously granted Option, or (iii) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with this Plan as the Committee (or the Board, in the case of an award to an Independent Director) shall impose and shall be evidenced by a written Stock Appreciation Right Agreement, which shall be executed by the Grantee and an authorized officer of the Company; provided, however, that no Stock Appreciation Right shall have a term longer than six (6) years from the date the Stock Appreciation Right is granted. The Committee, in its discretion, may determine whether a Stock Appreciation Right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and Stock Appreciation Right Agreements evidencing Stock Appreciation Rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code, including providing that the vesting of such Stock Appreciation Rights shall occur upon the satisfaction of one or more performance goals based on the performance criteria set forth in Section 7.1. Without limiting the generality of the foregoing, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a Stock Appreciation Right to an Employee, consultant or Independent Director that the Employee, consultant or Independent Director surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, or other rights which have been previously granted to him under this Plan or otherwise. Subject to Section 3.4(b), a Stock Appreciation Right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

8.2  Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to the Grantee for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c) A CSAR shall entitle the Grantee (or other person entitled to exercise the Option pursuant to this Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

8.3  Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that unless the Committee otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the Option was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee; provided, however, that such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Grantee is an Employee, consultant or Independent Director; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment, Termination of Consultancy or Termination of Directorship without cause, or following a change in control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.

(b) An ISAR shall entitle the Grantee (or other person entitled to exercise the ISAR pursuant to this Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

8.4  Payment and Limitations on Exercise.

(a) Payment of the amount determined under Sections 8.2(c) and 8.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 5.3 above pertaining to Options.

(b) Grantees of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Board or Committee.

8.5  Consideration.  As consideration for the granting of a Stock Appreciation Right, the Grantee shall agree, in the written Stock Appreciation Right Agreement, to remain in the employ of, to consult for or to remain as an Independent Director of, as applicable, the Company or any Subsidiary for a period of at least one year after the Stock Appreciation Right is granted (or such shorter period as may be fixed in the Stock Appreciation Right Agreement or by action of the Committee (or the Board, in the case of an award to an Independent Director) following grant of the Stock Appreciation Right or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any Stock Appreciation Right Agreement hereunder shall confer on any Grantee any right to continue in the employ of, as a consultant for or as an Independent Director of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

ARTICLE IX.

ADMINISTRATION

9.1  Compensation Committee.  The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code.

Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

9.2  Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, awards of Restricted Stock or Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to awards granted to Independent Directors. Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section shall serve in such capacity at the pleasure of the Committee.

9.3  Majority Rule; Unanimous Written Consent.   The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

9.4  Compensation; Professional Assistance; Good Faith Actions.  Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options, awards of Restricted Stock or Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE X.

MISCELLANEOUS PROVISIONS

10.1  Not Transferable.  Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock award, Restricted Stock Unit award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

During the lifetime of the Optionee or Grantee, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s or Grantee’s will or under the then applicable laws of descent and distribution.

10.2  Amendment, Suspension or Termination of this Plan.  Except as otherwise provided in this Section 10.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, or the rules and regulations of any stock exchange or national market system on which the Common Stock is then listed. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, alter or impair any rights or obligations under any Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options, Restricted Stock, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

(a) The expiration of ten years from the date the Plan is adopted by the Board; or

(b) The expiration of ten years from the date the Plan is approved by the Company’s stockholders under Section 10.4.

10.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 10.3(d), in the event that the Committee (or the Board, in the case of awards granted to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property) (other than normal cash dividends), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (other than an Equity Restructuring), in the Committee’s sole discretion (or in the case of awards granted to Independent Directors, the Board’s sole discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, Restricted Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent, Restricted Stock Unit award or Stock Payment, then the Committee (or the Board, in the case of awards granted to Independent Directors) shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted under the Plan, or which may be granted as Restricted Stock (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued, adjustments of the Award Limit and adjustments of the manner in which shares subject to Full Value Awards will be counted),

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, or Stock Payments, and in the number and kind of shares of outstanding Restricted Stock, and

(iii) the grant or exercise price with respect to any Option, Restricted Stock Unit, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment, and

(iv) the number and kind of shares of Common Stock (or other securities or property) for which automatic grants of Options are subsequently to be made to new and continuing Independent Directors pursuant to Section 3.4(d).

(b) Subject to Sections 10.3(b)(vii), 10.3(d) and 10.3(e) in the event of any Corporate Transaction or other transaction or event described in Section 10.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board, in the case of awards granted to Independent Directors) in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee (or the Board, in the case of awards granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of awards granted to Independent Directors) may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the optionee’s request, for either the purchase of any such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or any Restricted Stock or Restricted Stock Unit for an amount of cash equal to the amount that could have been attained upon the exercise of such option, right or award or realization of the optionee’s rights had such option, right or award been currently exercisable or payable or fully vested or the replacement of such option, right or award with other rights or property selected by the Committee (or the Board, in the case of awards granted to Independent Directors) in its sole discretion;

(ii) In its sole and absolute discretion, the Committee (or the Board, in the case of awards granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit award or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

(iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of awards granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit award or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such option, right or award shall be vested and/or exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 4.4 or (ii) the provisions of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit award;

(iv) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of awards granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit award or by action taken prior to the occurrence of such transaction or event, that upon such event, such option, right or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of awards granted to Independent Directors) may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, or Stock Payments, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(vi) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of a Restricted Stock award or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Restricted Stock Agreement upon some or all shares of Restricted Stock may be terminated, and, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 6.6 or forfeiture under Section 6.5 after such event; and

(vii) None of the foregoing discretionary actions taken under this Section 10.3(b) shall be permitted with respect to awards granted to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3. In the event of a Change in Control or a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 10.3(b)(iii) above, each award granted to an Independent Director shall be exercisable as to all shares covered thereby upon such Change in Control or during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in Section 4.4 or the vesting schedule of such Options. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 10.3(b)(ii) above, no Option granted to an Independent Director may be exercised following such Corporate Transaction unless such Option is, in connection with such Corporate Transaction, either assumed by the successor or survivor corporation (or parent or subsidiary thereof) or replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent or subsidiary thereof).

(c) Subject to Sections 10.3(d) and 10.8, the Committee (or the Board, in the case of awards granted to Independent Directors) may, in its discretion, include such further provisions and limitations in any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) With respect to Incentive Stock Options and awards intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 10.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such award to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board, in the case of awards granted to Independent Directors) determines that the option or other award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any option, right or award shall always be rounded to the next whole number.

(e) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 10.3(a) and 10.3(b):

(i) The number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 10(e) shall be nondiscretionary and shall be final and binding on the affected holder and the Company.

(ii) The Committee (or the Board, in the case of awards granted to Independent Directors) shall make such equitable adjustments, if any, as the Committee may deem appropriate to reflect such Equity

Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan or the Award Limit and adjustments of the manner in which shares subject to Full Value Awards will be counted).

10.4  Approval of Plan by Stockholders.  This Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of this Plan. Options, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted and Restricted Stock may be awarded prior to such stockholder approval, provided that such Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments shall not be exercisable and such Restricted Stock or Restricted Stock Units shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments previously granted and all Restricted Stock or Restricted Stock Units previously awarded under this Plan shall thereupon be canceled and become null and void.

10.5  Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option, Restricted Stock, Restricted Stock Unit, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment. The Committee (or the Board, in the case of awards granted to Independent Directors) may in its discretion and in satisfaction of the foregoing requirement allow such Optionee, Grantee or Restricted Stockholder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option or other award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the minimum amounts required to be withheld.

10.6  Loans.  The Committee may, in its discretion, and to the extent permitted by law extend one or more loans to key Employees in connection with the exercise or receipt of an Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment granted under this Plan, or the issuance, vesting or distribution of Restricted Stock or Restricted Stock Units awarded under this Plan. The terms and conditions of any such loan shall be set by the Committee (or the Board, in the case of awards granted to Independent Directors). No loans will be made to key Employees if such loans would be prohibited by Section 402 of the Sarbanes-Oxley Act of 2002.

10.7  Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee (or the Board, in the case of awards granted to Independent Directors) shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Options or other awards made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the award, or upon the receipt or resale of any Common Stock underlying such award, must be paid to the Company, and (ii) the award shall terminate and any unexercised portion of such award (whether or not vested) shall be forfeited, if (a) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable).

10.8  Limitations Applicable to Section 16 Persons and Performance-Based Compensation.  Notwithstanding any other provision of this Plan, this Plan, and any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment granted, or Restricted Stock or Restricted Stock Unit awarded, to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, Stock Payments, Restricted Stock and Restricted Stock Units granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, Stock Payment, Restricted Stock or Restricted Stock Unit intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

10.9  Effect of Plan Upon Options and Compensation Plans.  The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

10.10  Compliance with Laws.  This Plan, the granting and vesting of Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or Restricted Stock or Restricted Stock Units awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10.11  Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

10.12  Governing Law.  This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

10.13  Section 409A.  To the extent that the Committee (or the Board, in the case of awards granted to Independent Directors) determines that any award granted under the Plan is subject to Section 409A of the Code, the award agreement evidencing such award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee (or the Board, in the case of awards granted to Independent Directors) determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance (including Department of Treasury guidance), the Committee (or the Board, in the case of awards granted to Independent Directors) may adopt such amendments to the Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee (or the Board, in the case of awards granted to Independent Directors) determines are necessary or appropriate to (a) exempt the award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.